Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$435,860
Unrealized Gain (Loss) on Market Value of Futures	4,675,410
Dividend Income	78
Interest Income	763
ETF Transaction Fees	2,450
Total Income (Loss)	$5,114,561

Expenses
Investment Advisory Fee	$27,301
Brokerage Commissions	2,386
Non-interested Directors' Fees and Expenses	397
Prepaid Insurance Expense	139
Total Expenses	$30,223
Net Income (Loss)	$5,084,338

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/11	$6,925,322
Additions (900,000 Units)	62,171,629
Withdrawals (300,000 Units)	(21,581,910)
Net Income (Loss)	5,084,338

Net Asset Value End of Period	$52,599,379
Net Asset Value Per Unit (700,000 Units)	$75.14

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502